UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2023

Mobileye Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 9777513, Israel

(Address of principal executive offices and zip code)

+972-2-541-7333

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Anat Heller, Chief Financial Officer of Mobileye Global Inc. (the “Company”), will be stepping down as Chief Financial Officer effective as of June 26, 2023 for personal reasons. Due to a personal tragedy, Ms. Heller has decided to spend more time with her family. Ms. Heller notified the Company of her decision to step down on June 20, 2023. Ms. Heller’s decision to step down as Chief Financial Officer was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors has decided to appoint Moran Shemesh Rojansky as the Company’s acting Chief Financial Officer, effective as of June 26, 2023 while a thorough search of internal and external candidates is conducted for a permanent replacement. Ms. Rojansky, 43, has served in various positions with the Company since 2016, most recently as Vice President of Finance and previously as Director of Finance and Corporate Controller. Prior to joining the Company, Ms. Shemesh served in financial reporting roles at Tnuva Ltd, including head of consolidation and reporting, for three years from 2013 to 2016, and in several roles prior to that in the accounting consulting services and advisory group at PwC, including as a senior manager.

Following her resignation as Chief Financial Officer, Ms. Heller will continue at the Company and will serve as a strategic advisor to the Finance department and to senior management. At the time of this report, the Company has not entered into any modifications to its existing compensation arrangements with Ms. Heller. The Company has agreed to increase Ms. Rojansky’s base pay to $19,283.751 per month and, subject to the approval of the Company’s Compensation Committee, grant to Ms. Rojansky RSUs in an amount equal to $600,000 and subject to vesting over a three-year period.

There are no family relationships between Ms. Rojansky and any director or executive officer of the Company. Ms. Rojansky does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on June 26, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Mobileye Global Inc. press release dated June 26, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

1 Rojansky’s salary will be paid in New Israeli Shekels in the amount of NIS 70,000 per month. This amount was converted according to the closing foreign exchange rate of U.S. dollar/NIS for June 25, 2023 at $1/NIS3.63.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobileye Global Inc.

Date: June 26, 2023	By:	/s/ Amnon Shashua
Amnon Shashua
President and Chief Executive Officer

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